EXHIBIT 10.23

COMPENSATION COMMITTEE CHARTER

I. DESIGNATION AND MEMBERSHIP

The Board of Directors (the "Board") of Braintech, Inc. (including its subsidiaries, the "Company") will appoint from among its members a Compensation Committee (the "Committee") and will designate one such member to serve as the Chairman of the Committee. The Board will designate the membership of the Committee after considering the recommendation of the Corporate Governance Committee. The Committee will be selected from members of the Board who meet the standards established by the Listing Exchange with respect to independence. Members may be removed by the Board at any time.

II. PURPOSES

The primary purpose of the Committee is to assist the Board in discharging the Board's responsibilities relating to compensation of the Company's executives, employees and members of the Board. The Committee will produce an annual report on executive compensation for inclusion in the Company's proxy statement, in accordance with applicable laws, regulations and rules.

III. duties and Responsibilities

1. The Committee will meet at least semi-annually, and periodically as necessary, to fulfill its duties. The Committee will provide copies of the minutes of each of its meetings to the Board and will additionally make regular reports to the Board.

2. The Committee will annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO's performance in light of those goals and objectives and set the CEO's compensation level based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee will consider the Company's performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the Company's CEO in past years.

3. In addition to its duties relating to CEO compensation, the Committee will annually review and approve corporate goals and objectives relevant to its executive officers' compensation, evaluate those officers' performance in light of those goals and objectives, and review and establish the compensation level of those officers.

4. Consistent with the Corporate Governance Guidelines, the Committee will review and make recommendations to the Board on a biennial basis with respect to the compensation of all directors.

5. The Committee will review and make recommendations to the Board with respect to incentive-compensation plans, equity-based plans and employee benefit plans, and any amendments to those plans. The Committee has the authority to adopt or amend plans only to the extent that new plans, or amendments to existing plans, do not result in increased cost or expense to the Company.

6. The Committee has the authority to (a) establish, implement and administer all group incentive programs for employees of the Company, (b) determine the employees eligible for participation consistent with the eligibility provisions of the respective programs and set performance milestones under each of those programs, and (c) grant stock options under the Company's Stock Option Plan to eligible individuals in accordance with the plans approved by shareholders of the Company.

7. The Committee will annually review and establish the salaried Merit Pool and Structure Adjustment for the Company's employees.

8. Consistent with the Corporate Governance Guidelines, the Committee will make an annual report to the Board on succession planning and recommend any proposed changes to the Board as and when appropriate.

9. The Committee will annually review its own performance and this Charter and recommend to the Board any proposed changes to this Charter.

IV. OTHER PROVISIONS

1. The Committee has the authority to retain and to terminate any compensation consulting firm used to assist the Committee and has sole authority to approve the firm's fees and other retention terms.

2. The Committee has authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

3. The Committee may form and delegate authority to subcommittees as appropriate.

4. The Committee may designate a non-member to serve as secretary at committee meetings to keep meeting minutes.

Adopted by the Board December 18, 2002